                                                           EXHIBIT NO. EX-99.d.6

                                 GAM FUNDS, INC.

                                                                 October 9, 2002

GAM International Management Limited
12 St. James's Place
London SWIA INX England

                          Investment Advisory Agreement
                          -----------------------------

Dear Sirs:

     The undersigned,  GAM Funds, Inc., a Maryland  corporation (the "Fund"), is
an  open-end  diversified  series  investment  company,   registered  under  the
Investment  Company Act of 1940,  as amended (the "1940 Act").  This letter (the
"Agreement")  confirms  your  engagement  as  co-investment  adviser  to the GAM
American Focus  Long/Short Fund series of the Fund's shares ("GAM American Focus
Long/Short Fund") on the terms and subject to the conditions set forth below:

SECTION 1.        Investment Management Services
                  ------------------------------

A.       General
         -------

     You shall, in cooperation  with GAMCO Investors,  Inc. (the  "Co-Adviser"), conduct and maintain a continuous  review of the  portfolio  of  securities  and investments  held by GAM American  Focus  Long/Short  Fund.  You may provide the
Co-Adviser from time to time with written  recommendations or instructions as to specific  purchases and sales of  securities  and other  investments,  provided, however,  that in the absence of written  instructions from you or the Fund, the
Co-Adviser shall make all decisions  regarding purchases and sales of securities and other  investments  on behalf of GAM American  Focus  Long/Short  Fund (such portfolio review and provision of instructions to the Co-Adviser,  the "Advisory
Services").

     In performing the Advisory Services,  you shall be guided by the investment objectives,  policies and  restrictions of GAM American Focus Long/Short Fund as set forth in the Prospectus and the Statement of Additional Information filed by the Fund with the  Securities and Exchange  Commission,  as amended from time to time (the "Disclosure Documents"), and in accordance with such other policies or limitations  adopted by the Board of Directors of the Fund and the provisions of the 1940 Act and the rules promulgated  thereunder.  We agree to supply you with all such  relevant  documents  and to notify you of any relevant  changes in the
investment   objectives,   policies  and  restrictions  of  GAM  American  Focus
Long/Short Fund.

     In acting under this Agreement,  you shall be an independent contractor and shall not be an agent of the Fund.

B.       Selection and Recommendations of Brokers
         ----------------------------------------

     Subject to any written  recommendations or instructions you or the Fund may provide to the Co-Adviser from time to time, the Co-Adviser shall be responsible for the  selection of members of securities  exchanges,  brokers and dealers for the execution of the portfolio  transactions  of GAM American  Focus  Long/Short
Fund, and, when applicable, negotiating commissions in connection therewith. All such  selections  shall be made in  accordance  with  the  Fund's  policies  and
restrictions   regarding  brokerage  allocation  set  forth  in  the  Disclosure
Documents.

     You may,  in  selecting  or  recommending  brokers,  take into  account any services or  facilities  provided by a broker.  You are  authorized to select or recommend a member of a securities  exchange or any other  securities  broker or dealer  which  charges  an amount  of  commission  for  effecting  a  securities transaction in excess of the amount of commission another member of an exchange, broker or dealer  would have  charged  for  effecting  that  transaction  if you determine in good faith that such amount of commission is reasonable in relation to the value of the  brokerage  and  research  services  (as such  services  are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the
"1934  Act"))  provided  by such  member,  broker or dealer,  viewed in terms of either that particular  transaction or your overall  responsibility with respect to the accounts as to which you exercise investment  discretion (as that term is defined in Section 3(a)(35) of the 1934 Act).

C.       Reports and Summaries
         ---------------------

     You  shall  maintain  a  continuous  record  of  all  the  investments  and securities  which comprise the portfolio of GAM American Focus  Long/Short Fund, and shall  furnish to the Fund or its designee  such  summaries of the portfolio
GAM American Focus Long/Short Fund and such other reports, evaluations, analyses and  opinions,  including  statistical  reports,  relating  to your  services as investment  adviser hereunder as the Fund may reasonably  request at any time or from time to time or as you may deem helpful to the Fund. All such records shall be the property of the Fund.

SECTION 2.        Expenses
                  --------

     You shall  assume  and pay all of your own costs  and  expenses,  including those for furnishing such office space,  office equipment,  office personnel and office  services as you may require in the performance of your duties under this
Agreement.

     The Fund  shall  bear all  expenses  of the  organization,  operations  and business of GAM American Focus  Long/Short Fund not expressly  assumed or agreed to be paid by you under this Agreement. In particular,  but without limiting the
generality  of  the  foregoing,   the  Fund  shall  pay  all  interest,   taxes,
governmental  charges or duties,  fees,  brokerage and commissions of every kind arising hereunder or in connection  herewith,  expenses of issue,  repurchase or
redemption  of  GAM  American  Focus   Long/Short   Fund  shares,   expenses  of
registering,  qualifying  and pricing the GAM  American  Focus  Long/Short  Fund shares  for  sale,  insurance,  association  membership  dues,  all  charges  of custodians  (including  fees as  custodian  and for  keeping  books,  performing portfolio valuations and rendering other services to the Fund), transfer agents, registrars,  dividend disbursing agents, independent auditors and legal counsel, expenses  of  preparing,  printing  and  distributing  all  prospectuses,  proxy material,  reports and notices to stockholders,  all distribution expenses under the plans  adopted in  accordance  with Rule 12b-1 under the 1940 Act,  fees and out-of-pocket expenses of directors, all overhead expenses of GAM American Focus
Long/Short Fund's operations,  including office space, office equipment,  office personnel  and office  services  and all other costs  incident to the  corporate existence of GAM American Focus Long/Short Fund.

SECTION 3.        Use of Services of Others
                  -------------------------

     You may (at your expense  except as set forth in Section 2 hereof)  employ, retain or  otherwise  avail  yourself  of the  services or  facilities  of other persons or organizations  for the purpose of providing you or GAM American Focus
Long/Short  Fund with such  statistical  or  factual  information,  such  advice regarding  economic  factors  and  trends or such other  information,  advice or assistance  as you  may  deem  necessary,  appropriate  or  convenient  for  the discharge of your  obligations  hereunder  or otherwise  helpful to GAM American
Focus Long/Short Fund.

SECTION 4.        Management Fees
                  ---------------

     In  consideration  of  your  services   hereunder  to  GAM  American  Focus
Long/Short  Fund,  you shall be,  subject to Section 4 (d)  below,  entitled  to one-third (1/3) multiplied by a management fee comprised of two components:

          (a)  The first  component  is a monthly base fee ("Base Fee") equal to one-twelfth  of 1.50% of the  average  daily  net  assets  of GAM
               American Focus Long/Short Fund during the month.

          (b)  The second  component is a performance  adjustment  ("Performance
               Adjustment")  that either  increases or  decreases  the Base Fee, depending on how GAM American Focus Long/Short Fund has performed relative to the Standard & Poor's Composite Stock Price 500 Index
               (the  "Index").  The  maximum  performance  adjustment  upward or downward is 0.5% annually.

               No Performance  Adjustment shall be due if the performance of GAM
               American Focus  Long/Short Fund during the performance  period is less than 3.0% better or 3.0% worse than the  performance  of the
               Index  during  the  performance  period.  (For  example,  if  the performance  of the  Index is +5.0%  and the  performance  of GAM
               American  Focus  Long/Short  Fund is better  than +2.0% but worse than  +8.0%,  then  there  shall be no  Performance  Adjustment.)
               During the twelve months from the date hereof, the management fee will equal the Base Fee with no Performance Adjustment.

          The Performance  Adjustment is 0.125% for each whole  percentage point that GAM American Focus Long/Short  Fund's  investment  performance for the performance period is more than 2.0% better or worse than the record of the
     Index as then  constituted.  The maximum  Performance  Adjustment is 0.50%.
     (For example,  if the performance of the Index is +5.0% and the performance of the Portfolio is +8.0%, then the Performance  Adjustment is +0.125%; and
     the sum of the Base Fee and the  Performance  Adjustment is 1.625%.  If the
     performance  of the Index is +5.0% and the  performance of the Portfolio is
     +9.5%, then the Performance  Adjustment is +0.25%;  and the sum of the Base
     Fee and the Performance Adjustment is 1.75%)

          The  performance  period will commence on the date of this  Agreement.
          During the first twelve months of the performance  period,  there will be no Performance  Adjustment.  Starting with the thirteenth  month of the performance  period, the Performance  Adjustment will take effect.
          Each subsequent  performance  period will consist of the current month plus the previous eleven months.

          GAM American Focus Long/Short  Fund's  investment  performance for the performance  period  shall be the  cumulative  monthly  asset-weighted investment  performance of all classes of shares of GAM American Focus
          Long/Short  Fund  over  the  performance  period.  The  asset-weighted investment  performance  for GAM American Focus  Long/Short Fund for a
          given  month  will  be  calculated  by   multiplying   the  investment
          performance  of each  class for the month by its  average  net  assets
          (determined  as of the close of business on each  business  day of the month),  adding  the  results  together  and  dividing  the sum by the aggregate net assets of all classes of GAM American  Focus  Long/Short
          Fund for that month.  Any class that does not complete a full month of operations in a given month will be excluded from the  calculation  of
          GAM American Focus Long/Short Fund's  investment  performance for that month,  and its assets will be excluded  from the aggregate net assets of GAM American  Focus  Long/Short  Fund in  determining  GAM American
          Focus Long/Short Fund's investment performance for that month.

          In  computing  the  investment   performance  of  GAM  American  Focus
          Long/Short Fund and the investment record of the Index,  distributions of realized  capital gains, the value of capital gains taxes per share paid or payable on  undistributed  realized  long-term  capital  gains accumulated  to the end of  such  period  and  dividends  paid  out of investment  income on the part of GAM American Focus  Long/Short Fund, and all cash  distributions  of the securities  included in the Index, will be treated as  reinvested  in  accordance  with Rule 205-1 or any other applicable  rules under the Investment  Advisers Act of 1940, as the same from time to time may be amended.

          One twelfth of the annual  Performance  Adjustment  will be applied to the average of the net assets of GAM American  Focus  Long/Short  Fund determined as of the close of business on each business day throughout the month and the performance period.

          (c)  In case of termination of this  Agreement  during any month,  the fee for that month shall be reduced  proportionately on the basis of the number of business  days during  which it is in effect for that  month.  The Base Fee will be  computed  on the basis of and applied to net assets averaged over that month ending on the last business day on which this Agreement is in effect.  The amount of the  Performance  Adjustment will be computed on the basis of and applied to net assets averaged over the 12-month period ending on the  last  business  day on which  this  Agreement  is in  effect provided  that if this  Agreement has been in effect less than 12 months,  the computation  will be made on the basis of the period of time during which it has been in effect.

          (d)  In the event the total  management  fee for any monthly period is less than 1.2%  annually,  the  entitlement to you will be 40% of
               1/12 of 1.00% of the average daily net assets of the GAM American
               Focus Long/Short Fund.

SECTION 5.        Limitation of Liability of Investment Adviser
                  ---------------------------------------------

          You  shall  be  liable  for  losses  resulting  from  your own acts or omissions caused by your willful misfeasance, bad faith or gross negligence in the performance of your duties  hereunder or your reckless  disregard of your duties under this  Agreement,  and nothing  herein  shall  protect you against any such liability to GAM American Focus  Long/Short Fund, the Fund or its  stockholders.  You  shall  not be  liable  to  GAM  American  Focus
     Long/Short  Fund, the Fund or to any  stockholder  thereof for any claim or loss  arising  out of any  investment  or  other  act or  omission,  in the performance  of your duties under this  Agreement or for any loss or damage resulting  from  the  imposition  by any  government  of  exchange  control restrictions which might affect the liquidity of the assets of GAM American
     Focus Long/Short Fund maintained with custodians or securities depositories in foreign countries or from any political acts of any foreign  governments to which such assets might be exposed.

SECTION 6.        Services to Other Clients and the Fund
                  --------------------------------------

          Nothing contained in this Agreement shall be deemed to prohibit you or
     any  of  your  affiliated   persons  from  acting,   and  being  separately
     compensated for acting, in one or more capacities on behalf of the Fund. We understand that you may act as investment manager or in other capacities on behalf of other  investment  companies and clients.  While  information and recommendations  you  supply  to GAM  American  Focus  Long/Short  Fund and investments you make on behalf of GAM American Focus  Long/Short Fund shall in your judgment be  appropriate  under the  circumstances  in light of the investment  objectives and policies of GAM American Focus  Long/Short Fund, it is understood and agreed that they may be different from the information and recommendations you or your affiliated persons supply to other clients.
     You and your affiliated persons shall supply  information,  recommendations and any other services,  and shall allocate investment  opportunities among
     GAM American Focus Long/Short Fund and any other client in an impartial and fair manner in order to seek good results for all clients involved, but you shall not be required  to give  preferential  treatment  to any one client, including  GAM  American  Focus  Long/Short  Fund,  as  compared  with  the treatment  given to any other  client.  Whenever  you shall act in multiple capacities  on behalf  of the Fund,  you  shall  maintain  the  appropriate separate accounts and records for each such capacity.  As used herein,  the term "affiliated  person" shall have the meaning assigned to it in the 1940
     Act.

          On occasions when you deem the purchase or sale of a security to be in the best interest of GAM American Focus Long/Short Fund, one or more of the other  series of the Fund  and/or  other  clients,  you may,  to the extent permitted by  applicable  law,  aggregate  the  securities to be so sold or purchased  in  order  to  obtain  the best  execution  or  lower  brokerage commissions, if any. You may also on occasion purchase or sell a particular security  for  one or  more  customers  in  different  amounts.  On  either occasion,  and to the extent  permitted by applicable law and  regulations, allocation of the  securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by you in the manner you consider to be the most equitable and consistent with your fiduciary  obligations to
     GAM American Focus Long/Short Fund and to such other clients.

SECTION 7.        Reports and Information
                  -----------------------

     The Fund shall furnish to you solely for your use such prospectuses,  proxy statements,  reports and other information  relating to the business and affairs of the Fund as you may, at any time or from time to time,  reasonably require in order to discharge your duties under this Agreement.

SECTION 8.        Term of Agreement
                  -----------------

A.       Interim Agreement
         -----------------

     This Agreement  shall be effective as an interim  agreement as described in
Rule 15a-4 under the 1940 Act commencing on the date hereof,  and shall continue in  effect  until  the  earlier  of (i) 150 days  after  the date  hereof,  (ii)
termination  of this  Agreement  for any reason by the Board of Directors of the
Fund upon notice to you, or (iii) approval of this Agreement by (1) the Board of
Directors of the Fund, including a majority of the directors of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act)
of any such person,  and (2) by vote of a majority of the outstanding  shares of
GAM American Focus Long/Short Fund.

B.       Term
         ----

     Upon  approval of this  Agreement  as provided in clause  A(iii)(2) of this
Section 8, this Agreement shall continue in effect for consecutive  terms of one year each ending on each  anniversary of the date of such  approval,  subject to approval annually by the Board of Directors of the Fund or by vote of a majority of the  outstanding  shares of GAM American Focus  Long/Short  Fund and also, in either event, by the vote, cast in person at a meeting called for the purpose of voting on such approval,  of a majority of the directors of the Fund who are not parties to this Agreement or interested  persons (as defined in the 1940 Act) of any such person.

SECTION 9.        Termination of Agreement; Assignment
                  ------------------------------------

     This  Agreement  may be  terminated  by either  party  hereto,  without the payment  of any  penalty,  upon 60 days'  prior  notice in  writing to the other party;  provided that, in the case of termination by the Fund, such action shall have been authorized by resolution of a majority of the directors of the Fund in office at the time or by vote of a  majority  of the  outstanding  shares of GAM
American Focus Long/Short Fund.

     This Agreement shall automatically terminate in the event of its assignment
(as defined in the 1940 Act).

     Termination of this Agreement for any reason shall not affect rights of the parties that have accrued prior to such termination.

SECTION 10.       Applicable Provisions of Law
                  ----------------------------

     This  Agreement  shall be  subject  to all  applicable  provisions  of law, including, without limitation, the applicable provisions of the 1940 Act, and to the  extent  that  any  provisions  herein  contained  conflict  with  any  such applicable provisions of law, the latter shall control.

     If the above terms and conditions are acceptable to you, please so indicate by signing and returning to us the enclosed copy of this letter,  whereupon this letter shall constitute a binding contract between us.

                                                     Very truly yours,

                                                     GAM FUNDS, INC.

                                                     By:  /s/ Kevin Blanchfield
                                                         -----------------------
                                                          Authorized Signature

Accepted and Agreed:
GAM INTERNATIONAL MANAGEMENT LIMITED

By:  /s/ Andrew Wills
    -----------------------
    Authorized Signature